UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

INTEGRATED SECURITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50298
(Commission File Number)

98-0376008
(IRS Employer Identification No.)

Suite 1500 - 885 West Georgia Street
Vancouver, British Columbia, Canada, V6C 3E8
(Address of principal executive offices and Zip Code)

604-728-3004
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 2, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our” refer to Integrated Security Technologies, Inc. and our wholly owned subsidiary Iguana Explorations Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 8, 2006 we completed our purchase of the U.S. provisional patent application No. 60/718716, including related intellectual property, from Hadasit Medical Services and Development Ltd., pursuant to the agreement we entered into on February 17, 2006 with Hadasit Medical Services and Development Ltd. For the balance of this current report on Form 8-K, we will refer to Hadasit Medical Services and Development Ltd. as Hadasit to be concise. The provisional patent application No. 60/718716 relates to a method of preparing insulin so that it may be taken orally for use in the treatment of people with diabetes. The provisional patent application No. 60/718716 will expire on September 6, 2006 if we do not file a regular application with US Patent and Trademark Office before such time. As part of its sale of the provisional patent application No. 60/718716 to our company, Hadasit also agreed to provide consulting services to us so that clinical trials, including a full report, may be conducted. We have agreed to provide $200,000 for the conduct of those consulting services. If we choose to obtain such services from Hadasit, we will pay the $200,000 to Hadasit.

Pursuant to the agreement for the purchase and sale of the provisional patent application No. 60/718716, we also agreed to secure proper conditions for the future development of the patent application product. To obtain the money to do so, we plan to raise at least $1,000,000 through a private placement of units of our securities, with each unit comprising one share of our common stock and one share purchase warrant.

We plan to conduct clinical trials of our oral insulin products very shortly and commission a clinical trial report. If the clinical trial report concludes that our clinical trials are not successful, we agree to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties. If the clinical trial report concludes that our clinical trials are successful but if we do not complete our private placement of $1,000,000 within 120 days from the date the clinical trial report is delivered to us, we also agree to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties.

Risks Related to our Business

We are dependent on the clinical success of our oral insulin product.

We have only completed our acquisition of the provisional patent application No. 60/718716 and its related intellectual property. As we have decided to abandon our previous business plan to conduct exploration on our mineral claims, the research and development of our potential oral insulin product is currently our only project. We are obligated to return the intellectual property covered by patent application No. 60/718716 related to our potential insulin product to Hadasit if our initial clinical trials are not successful. Even if our initial clinical trials are successful, we will still be obligated to return the intellectual property related to our potential insulin product to Hadasit if we cannot complete our private placement of $1,000,000 within 120 days of our receipt of the clinical trial report.

Furthermore, if we fail to develop our potential insulin product to completion or obtain regulatory approval for it, either on our own or in collaboration with other pharmaceutical companies, our ability to fund future operations from either revenue or the issuance of additional equity is likely to be adversely affected. We are dependent on the successful culmination of clinical trials and regulatory approval of our potential oral insulin product and failure to develop and market this product will have a significant and negative effect on our ability to continue operations.

Our potential oral insulin product is still in the development stage and we cannot be certain that it will be suitable for commercial purposes.

To be profitable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our oral insulin product that is currently in the development stage. The time necessary to achieve these goals for any individual product is long and uncertain. Before we can sell any of our potential oral insulin product, we will be required to demonstrate through clinical trials that such product is safe and effective for human use in the treatment of people with diabetes. We have never successfully commercialized a drug product and we cannot be certain that we will be able to begin, or continue, planned clinical trials for our potential product, or if we are able, that the potential product will prove to be safe and will produce the intended effects.

Even if safe and effective, the size of the solid dosage form, taste and frequency of dosage may impede the acceptance of our product by patients.

A number of companies in the drug delivery, biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. We cannot assure you that favorable results in any clinical trial will mean that favorable results will ultimately be obtained in future clinical trials. Nor can we assure you that results of limited animal and human studies are indicative of results that would be achieved in future animal studies or human clinical studies, all or some of which will be required in order to have our potential product obtain regulatory approval. Similarly, we cannot assure you that our potential product will be approved by the U.S. Food and Drug Administration. For the balance of this current report on Form 8-K, we will refer to the U.S. Food and Drug Administration as the FDA to be concise.

Our future business success depends heavily upon regulatory approvals, which can be difficult to obtain for a variety of reasons, including cost.

Our clinical trials, as well as the manufacturing and marketing of our potential product, are subject to extensive, costly and rigorous regulation by various governmental authorities in the United States and other countries. The process of obtaining required approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the potential product. We cannot assure you that we will meet the applicable regulatory criteria in order to receive the required approvals for manufacturing and marketing. Delays in obtaining United States or foreign approvals for our potential product could result in substantial additional costs to us, and, therefore, could adversely affect our ability to continue operations. Even if regulatory approval of our potential product is obtained, that approval may place limitations on the intended uses of the product, and may restrict the way in which we are allowed to market the product.

The regulatory approval process presents several risks to us:

  In general, clinical trials can take more than a year, and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretation that could delay, limit or prevent regulatory approval.
  Delays or rejections may be encountered during any stage of the regulatory process based upon the failure of the clinical or other data to demonstrate compliance with, or upon the failure of the product to meet, a regulatory agency’s requirements for safety, efficacy and quality or, in the case of a product seeking an orphan drug indication, because another designee received approval first.
  Requirements for approval may become more stringent due to changes in regulatory agency policy, or the adoption of new regulations or legislation.
  The scope of any regulatory approval, when obtained, may significantly limit the indicated uses for which a product may be marketed and may impose significant limitations in the nature of warnings, precautions and contraindications that could materially affect the profitability of the drug.

  Approved drugs, as well as their manufacturers, are subject to continuing and on-going review, and discovery of previously unknown problems with these products or the failure to adhere to manufacturing or quality control requirements may result in restrictions on their manufacture, sale or use or in their withdrawal from the market.
  Regulatory authorities and agencies may promulgate additional regulations restricting the sale of our existing and proposed products.
  Once a product receives marketing approval, the FDA may not permit us to market that product for broader or different applications, or may not grant us clearance with respect to separate product applications that represent extensions of our basic technology. In addition, the FDA may withdraw or modify existing clearances in a significant manner or promulgate additional regulations restricting the sale of our present or proposed products.

Additionally, we face the risk that our competitors may gain FDA approval for a product before us. Having a competitor reach the market before us would impede the future commercial success for our competing product because we believe that the FDA uses heightened standards of approval for products once approval has been granted to a competing product in a particular product area. We believe that this standard generally limits new approvals to only those products that meet or exceed the standards set by the previously approved product.

Our business will suffer if we cannot adequately protect our patent and proprietary rights.

Although we have a provisional patent application cover the intellectual property for our potential oral insulin product, there can be no assurance that we will be able to file a regular patent application before the provisional patent application expires on September 6, 2006. Even if we file a regular patent application, we cannot assure you that our patent will be valid and enforceable and provide us with meaningful protection from competition.

Furthermore, we may not possess the financial resources necessary to enforce our patent even if our patent application is successful. Also, we cannot be certain that any products that we or a prospective licensee develop will not infringe upon any patent or other intellectual property right of a third party.

We will also rely upon trade secrets, know-how and continuing technological advances to develop and maintain our competitive position. We plan to maintain a policy of requiring employees, scientific advisors, consultants and collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with us. We cannot assure you that these agreements will provide meaningful protection for our trade secrets in the event of unauthorized use or disclosure of such information.

We may be at risk of having to obtain a license from third parties making proprietary improvements to our technology.

There is a possibility that third parties may make improvements or innovations to our oral insulin product in a more expeditious manner than we do. Although we are not aware of any such circumstance related to our product portfolio, should such circumstances arise, we may need to obtain a license from such third party to obtain the benefit of the improvement or innovation. Royalties payable under such a license would reduce our share of total revenue. Such a license may not be available to us at all or on commercially reasonable terms. Although we currently do not know of any circumstances related to potential oral insulin product that would lead us to believe that a third party has developed any improvements or innovation with respect to it, we cannot assure you that such circumstances will not arise in the future. We cannot reasonably determine the cost to us of the effect of being unable to obtain any such license.

We are dependent on third parties to manufacture and, in some cases, test our products.

We have no manufacturing facilities for production of our potential oral insulin product. We have no facilities for clinical testing. The success of our program will be dependent upon securing manufacturing capabilities and contracting with clinical service providers.

The availability of manufacturers is limited by both the capacity of such manufacturers and their regulatory compliance. Among the conditions for New Drug Application approval is the requirement that the prospective manufacturer’s quality control and manufacturing procedures continually conform with the FDA’s current Good Manufacturing Practice. For the balance of this current report on Form 8-K, we will refer to New Drug Application as NDA and to Good Manufacturing Practice as GMP to be concise. GMP are regulations established by the FDA that govern the manufacture, processing, packing, storage and testing of drugs intended for human use. In complying with GMP, manufacturers must devote extensive time, money and effort in the area of production and quality control and quality assurance to maintain full technical compliance.

Manufacturing facilities and company records are subject to periodic inspections by the FDA to ensure compliance. If a manufacturing facility is not in substantial compliance with these requirements, regulatory enforcement action may be taken by the FDA, which may include seeking an injunction against shipment of products from the facility and recall of products previously shipped from the facility. Such actions could severely delay our ability to obtain product from that particular source.

The success of our clinical trials is dependent on our future partner’s capacity and ability to adequately manufacture drug products to meet the proposed demand of each respective market. Any significant delay in obtaining a supply source could harm our potential for success. Additionally, if a future manufacturer were to lose its ability to meet our supply demands during a clinical trial, the trial may be delayed or may even need to be abandoned.

We may face product liability claims related to participation in clinical trials or future products.

The testing, manufacture and marketing of products for humans utilizing our potential oral insulin product may expose us to product liability and other claims. These may be claims directly by consumers or by pharmaceutical companies or others selling our product in the future. We seek to structure development programs with pharmaceutical companies that would complete the development, manufacturing and marketing of the finished product in a manner that would protect us from such liability, but the indemnity undertakings for product liability claims that we secure from the pharmaceutical companies may prove to be insufficient. We do not yet have product liability insurance.

We face rapid technological change and intense competition.

Our success depends, in part, upon maintaining a competitive position in the development of our potential product. Developments in insulin products are expected to continue at a rapid pace because many pharmaceutical companies are in the process of developing new insulin products. If we are able to develop our potential oral insulin product to the point where we can sell it on the market, we will compete with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists and non-profit organizations engaged in the development of insulin products, especially those who are developing insulin products that can be taken orally. Many of our competitors will have greater research and development capabilities, experience, and marketing, financial and managerial resources than we have, and, therefore, will represent significant competition.

Our products, when developed and marketed, may compete with existing insulin products, some of which are well established in the marketplace and manufactured by our competitors. Our potential oral insulin product, if successful, would compete with insulin that is taken by injection and the new Exubera insulin inhaler from Pfizer, Inc. These products are marketed throughout the world by leading pharmaceutical companies such as Eli Lilly and Company and Pfizer, Inc.

Our competitors may succeed in developing competing technologies or obtaining government approval for products before we do. For example, on January 27, 2006 the Food and Drug Administration (“FDA”) approved Pfizer, Inc.’s dry powder insulin inhaler product called Exubera. Developments by others may render our potential products noncompetitive or obsolete. We cannot assure you that, if our products are marketed, they will be preferred to existing drugs or that they will be preferred to or available before other products in development.

Risks Related to our Company

We have incurred substantial losses since inception and as we expect to continue to incur research and development costs to further develop our potential oral insulin product, we are likely going to require additional capital and if additional capital is not raised, we may have to cease business operations and investors will lose their entire investment.

Since our inception in April 12, 2002, we have generated significant losses from operations. Now that we have abandoned the business of the acquisition and exploration of mineral properties and become engaged in the business of the development of a potential oral insulin product, we anticipate that we will continue to generate significant losses from operations for the foreseeable future. As of August 31, 2005, our accumulated deficit was approximately $828,332. Our net loss was $45,781 and $717,372 for the years ended August 31, 2005 and 2004 respectively. The significant decrease in net loss is a result of our decrease in the level of our exploration activities. As of August 31, 2005, we had no cash or cash equivalents. We have limited capital resources and no revenue from operations to date have been funded with the proceeds from equity financings. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Our existing capital resources will not enable us to continue operations without implementing cost reductions or raising additional capital. These circumstances may adversely affect our ability to raise additional capital. If we fail to raise additional capital, we will be forced to cease operations. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders.

If we are unable to raise additional capital, we will be required to curtail our research and development efforts, which could have a material adverse effect on our ability to bring our potential oral insulin product to the market.

If we fail to raise additional capital, we will not be able to conduct the research and development work that we intend to carry out. Our inability to conduct our planned research and development work would have a material adverse effect on our ability to ever achieve profitable operations through sales of our product and to continue as a going concern.

We are also obligated under the purchase and sale agreement for the provisional patent application No. 60/718716 to raise $1,000,000 through a private placement of units of our securities. If our clinical trial report is successful and we do not raise the $1,000,000 within 120 days of our receipt of the clinical trial report, we will be required to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any consideration.

We are dependent on our key personnel and if we cannot recruit and retain qualified individuals to perform our research, development, manufacturing and commercial functions, our business will likely not be successful.

We are highly dependent on our executive officers, especially on the consulting services to be provided by one of our directors, Dr. Miriam Kidron. Dr. Kidron is a pharmacist with a Ph. D. in biochemistry and is the inventor of the method and composition of insulin that can be administered orally, which was covered by the provisional patent application No. 60/718716. From 1990 to the present time, she has been an investigator in the Diabetes Unit at Hadassah University Hospital in Jerusalem, Israel. We would be significantly disadvantaged if Dr. Kidron were to leave our company. The loss of other officers could have an adverse effect as well, given their specific knowledge related to our proprietary technology. If we are not able to retain our executive officers, our business may suffer. None of our key officers have announced any intention to leave us. We do not have any employment contracts with our executive officers but we do have a consulting agreement for the services of Dr. Kidron. We do not maintain “key-person” life insurance policies for any of our executive officers.

There is intense competition in the biotechnology industry for qualified scientists and managerial personnel in the development, manufacture, and commercialization of drugs. We may not be able to attract and retain the qualified personnel necessary for developing our business. Additionally, because of the knowledge and experience of our scientific personnel and their specific knowledge with respect to our potential oral insulin product, the continued development of our potential product could be adversely affected by the loss of any one of our executive officers or qualified personnel that we may engage.

Because some of our officers and directors are located in non-U.S. jurisdictions, our shareholders may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

Our principal research and development facilities will be located in Israel and the unstable military and political conditions of Israel may cause interruption or suspension of our business operations without warning.

Our principal research and development facilities will initially be located in Israel. As a result, we are directly influenced by the political, economic and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and, since September 2000, involving the Palestinian population, and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel and companies based in Israel. Acts of random terrorism periodically occur which could affect our operations or personnel.

In addition, Israeli-based companies and companies doing business with Israel, have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel's establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Also, since the end of September 2000, there has been a marked increase in the level of terrorism in Israel, which has significantly damaged both the Israeli economy and levels of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 45 and 54 years old, depending upon the nature of their military service.

Risks Related to Our Common Stock
Our stock price will likely be volatile.

The trading price for our common stock is likely to be highly volatile. The market prices for securities of drug delivery, biotechnology and pharmaceutical companies have historically been highly volatile. Factors that could adversely affect our stock price include:

  fluctuations in our operating results; announcements of partnerships or technological collaborations, innovations or new products by us or our competitors;
  changes in government regulations;
  developments in patent or other proprietary rights;

  public concern as to the safety of drugs developed by us or others;
  the results of clinical studies or trials by us, any partners we may have or our competitors;
  litigation;
  general stock market and economic conditions;
  number of shares available for trading (float);
  inclusion in or dropping from stock indexes.

Future sales of common stock or warrants, or the prospect of future sales, may depress our stock price.

Sales of a substantial number of shares of our common stock or warrants, or the perception that sales could occur, could adversely affect the market price of our common stock.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through appreciation of the price of our common stock. There can be no assurance that the price of our common stock will increase.

Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on brokers or dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker or dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker or dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of brokers or dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. This may limit your ability to buy and sell our stock and cause the price of the shares to decline

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker or dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, brokers or dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for brokers or dealers to recommend that their customers buy our common stock, which may prevent you from reselling your shares and may cause the price of the shares to decline.

Description of Business

Corporate History

We were incorporated on April 12, 2002, under the laws of the State of Nevada. From incorporation until March 3, 2006, we were an exploration stage company engaged in the acquisition and exploration of mineral properties. We own four mineral claims that we refer to as the Saucy mineral claims and six mineral claims that we refer to as the Salsa mineral claims. The Saucy and Salsa mineral claims are located adjacent to each other in the Province of British Columbia, Canada. Both the Saucy and the Salsa mineral claims are held in the name of our wholly owned subsidiary, Iguana Explorations Inc. Further exploration of these mineral claims is required before a final determination as to their viability can be made. No commercially viable mineral deposit may exist on our mineral claims.

We were not successful in implementing our business plan to explore for minerals on our Saucy and Salsa mineral claims and have determined that further exploration of our mineral claims is not the best way to continue operations of our company. Therefore, we decided to acquire a project that would likely be more successful for our company. Accordingly, on February 17, 2006, we entered into an agreement with Hadasit to acquire the provisional patent application No. 60/718716 and planned to engage in the research and development of a method to administer insulin orally.

Our Current Business

On March 8, 2006 we completed the purchase of U.S. provisional patent application No. 60/718716, including related intellectual property from Hadasit. The provisional patent application No. 60/718716 relates to a method of preparing insulin so that it may be taken orally for use in the treatment of people with diabetes. Pursuant to the agreement, we are entitled to ask Hadasit to provide us with consulting services so that clinical trials, including a full report, on our potential oral insulin product may be conducted. We have agreed to provide $200,000 for the conduct of those consulting services. We will pay the $200,000 to Hadasit if we choose to obtain such services from Hadasit.

We have also agreed to secure proper conditions for the future development of the potential oral insulin product. To obtain the money to do so, we promise to raise at least $1,000,000 in a private place of units of our securities. The patent application No. 60/718716 is a provisional application and we plan to make a regular U.S. patent application before the provisional application expires on September 6, 2006.

We plan to conduct clinical trials of our oral insulin products very shortly and commission a clinical trial report. If the clinical trial report concludes that our clinical trials are not successful, we agree to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties. If the clinical trial report concludes that our clinical trials are successful but if we do not complete our private placement of $1,000,000 within 120 days from the date the clinical trial report is delivered to us, we also agree to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties.

By acquiring the provisional patent application No. 60/718716, we became a pharmaceutical research and development company engaged in the development of a form of insulin that can be administered orally. Our first project will be to conduct research and development on the method described in the provisional patent application. Through developing this method, we hope to produce pills that will enable people with diabetes to take insulin orally instead of by injection or through a spray. A form of insulin that is effective when taken orally in pill form is not currently available on the market. We believe that insulin in pill form would decrease the discomfort and inconvenience currently experienced by people with diabetes.

We intend to make a regular U.S. patent application before September 6, 2006, the expiry date of the provisional application. We intend to conduct clinical trials of our potential oral insulin product for the next six months. To date, we have not begun our planned trials of the product and we have not generated sales of any products.

Insulin

Insulin is widely used in the treatment of people with diabetes. The American Diabetes Association reports on its website at www.diabetes.org/about-diabetes.jsp that an estimated 14.6 million people in the United States have been diagnosed with diabetes. According to the National Diabetes Fact Sheet, 2005, that was developed and published by the Centers for Disease Control and Prevention, the National Institutes of Health, the American Diabetes Association, and other partners, among adults with diagnosed diabetes, 16% take insulin only, 12% take both insulin and oral medication, 57% take oral medication only and 15% do not take either insulin or oral medications. According to these percentages, approximately 4,088,000 Americans take insulin every day. This number is expected to grow as the population ages and becomes more obese.

Worldwide, it is estimated that there are over 194 million diabetics and it is expected to rise to 330 million by 2025. Diabetes has been a major driver of the world pharmaceutical market over the past 10 years. This sector has grown at an annual rate of just below 20% from US$3.8 billion in 1995 to US$17.8 billion in 2005. Growth in the diabetes market remained at a solid double digit level even when growth of the world pharmaceutical market slowed from 11% in 2002 to 5% in 2005. Diabetes is common, and rapidly becoming more so, and current therapies are only partially effective in controlling glucose levels and preventing late complications. It is therefore expected to remain one of the most attractive growth areas in the global pharmaceutical market.

Insulin is a protein and if it is taken orally, it will be destroyed or degraded in the stomach or the intestines before it can be absorbed into the bloodstream, where it is needed to fight the effects of diabetes. Currently, insulin is administered by injection right into the bloodstream to treat people with diabetes. If we are successful in the research and development of our oral insulin product, it will be safe and as effective as injected insulin. We believe our potential oral insulin product would be a great improvement over insulin administered by injection because it would reduce patient discomfort, inconvenience and risk of infection. Furthermore, oral insulin may improve lives by encouraging people to take the amounts they are prescribed. Some people with diabetes may occasionally avoid taking their insulin by injection because of the discomfort, inconvenience or other reasons. This avoidance can lead to incidents of diabetes complications and emergencies. Perhaps with insulin in a pill, people would be less likely to avoid taking their insulin.

Research and Development

We plan to conduct further research and development on the technology covered by the provisional patent application No. 60/718716 we acquired from Hadasit. Through our research and development efforts, we intend to develop a pill that will not break down in the stomach or intestines and will be effective in delivering insulin to the bloodstream for the treatment of diabetes. The pill would be comprised of compounds and enzymes that would protect the insulin from being broken down until it is absorbed into the bloodstream, thereby providing an alternate method to injection or inhalation for the administration of insulin. The enzymes and compounds that are added to the insulin to make the pill must not change the composition of the insulin once it is absorbed into the bloodstream and the pill must be safe to ingest.

We intend to make a regular U.S. patent application for our potential product on or before September 6, 2006.

Competition

Many companies are developing methods that allow for the administration of insulin through other means such as inhalers, into the lungs and then into the bloodstream. Studies indicate that inhalable insulin could be effective for many people with diabetes. These studies also show that inhaled insulin is less effective than injected insulin in terms of delivery of the insulin into the bloodstream. Therefore, inhalable solutions require more insulin and will likely be more expensive to produce.

On January 27, 2006, the FDA approved Pfizer, Inc.’s dry powder insulin inhaler product called Exubera. As reported in the Washington Post on January 28, 2006, inhaled insulin causes minor declines in how much air the lungs can hold. The article states that scientists believe that long-term use of inhaled insulin could pose risks, although they do not yet know what those risks are or how serious they will be. The FDA, while it has approved Exubera, recommends that smokers and people with some types of lung disease, including asthma, avoid using the product. Exubera is approved only for people aged 18 or older.

Other companies are also in the process of trying to bring such a product to the market but no other company has been successful as yet. Eli Lilly & Co., Alkermes and Mannkind Corp. are developing dry powder insulin products. Novo Nordisk and Aradigm Corp. are developing inhalable liquid insulin.

Competitive Advantage

We believe that our oral insulin will be able to compete in the market because there will be a strong demand by people with diabetes for insulin that can be taken in pill form, instead of through a needle or inhalation. Furthermore, there are potential risks that may be involved with the use of insulin inhalers that may be avoided by the administration of insulin in pill form. Our method of producing oral insulin may become one of the first such methods introduced into the marketplace that will match the effectiveness of insulin by injection. Even if other oral insulin products emerge, our product could still be successful if we are able to develop an effective and safe insulin pill because there is a large market with diverse needs and demands. There is room in the market for more than one form of oral insulin.

Need for Governmental Approval and Effect of Regulations

Our operations and the product that we have under development are subject to extensive regulation by the FDA, other governmental authorities in the United States and governmental authorities in other countries.

The duration of the governmental approval process for marketing new pharmaceutical substances, from the commencement of preclinical testing to the receipt of governmental approval for marketing a new product, varies with the nature of the product and with the country in which such approval is sought. For new chemical entities, the approval process could take eight to ten years or more. For reformulations of existing drugs, as management believes our potential product should be considered, typically the process is shorter. In either case, the procedures required to obtain governmental approval to market new drug products will be costly and time-consuming for us, requiring rigorous testing of the new drug product. Even after such time and effort, regulatory approval may not be obtained for our products.

Before we can market or even transport a new human pharmaceutical product commercially in the United States, regulations require that we file an Investigational New Drug Application (for the balance of this current report on Form 8-K, we will refer to Investigational New Drug Application as IND to be concise), conduct clinical trials and file a NDA with the FDA.

In order to conduct the clinical investigations necessary to obtain regulatory approval in the U.S., we must file an IND with the FDA to permit the shipment and use of the drug for investigational purposes. The IND will state, in part, the results of preclinical (laboratory and animal) toxicology testing that we have conducted and our initial Phase I plans for clinical (human) testing. Unless notified that testing may not begin, the clinical testing may commence 30 days after filing an IND.

Under FDA regulations, the clinical testing program required for marketing approval of a new drug typically involves three clinical phases. In Phase I, safety studies are generally conducted on normal, healthy human volunteers to determine the maximum dosages and side effects associated with increasing doses of the substance being tested. In Phase II, studies are conducted on small groups of patients, in our case those who have diabetes or blood sugar problems, to gain preliminary evidence of efficacy and to determine the common short-term side effects and risks associated with the new product. Phase III involves large-scale trials conducted on disease-afflicted patients to provide statistical evidence of efficacy and safety and to provide an adequate basis for product labelling. Frequent reports are required in each phase and, if unwarranted hazards to patients are found, the FDA may request modification or discontinuance of clinical testing until further studies have been conducted. Phase IV testing is sometimes conducted, either to meet FDA requirements for additional information as a condition of approval, or to gain post-approval market acceptance of the pharmaceutical product. Our potential oral insulin product will be subjected to each step of this lengthy process from conception to market.

Once clinical testing has been completed pursuant to an IND, we will be required to file an NDA with the FDA seeking approval for marketing the drug product. The FDA will review the NDA or BLA to determine whether the drug is safe and effective, and adequately labelled, and whether the applicant can demonstrate proper and consistent manufacture of the drug. The time required for FDA action on an NDA varies considerably, depending on the characteristics of the drug, whether the FDA needs more information than is originally provided in the NDA and whether the FDA has concerns with the evidence submitted.

The facilities of each company involved in the commercial manufacturing, processing, testing, control and labeling of pharmaceutical products must be registered with and approved by the FDA. Continued registration requires compliance with GMP regulations and the FDA conducts periodic establishment inspections to confirm continued compliance with its regulations. We are subject to various federal, state and local laws, regulations and recommendations relating to such matters as laboratory and manufacturing practices and the use, handling and disposal of hazardous or potentially hazardous substances used in connection with our research and development work. We do not produce and drugs at this time and are not subject to these commercial manufacturing regulations at this time. However, it is important for the company to be aware of these standards in case a need for compliance develops in the future.

Employees

Right now, we have no employees. Dr. Miriam Kidron will provide consulting services to us during the clinical trials through our agreement with Hadasit. Depending on the results of those trials and other factors relating to the operations of the company, we may hire employees.

Reports to Security Holders

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.

Plan of Operation

For the next twelve months, we plan to conduct initial clinical trials of our potential oral insulin product and work toward making a complete U.S. patent application by September 6, 2006.

Pursuant to the agreement relating to the purchase and sale of the provisional patent application No. 60/718716, we are entitled to ask Hadasit to provide us with consulting services so that we may conduct clinical trials and commission a full clinical trial report. If we choose to obtain such services from Hadasit, we agree to pay Hadasit a fee of $200,000. We plan to complete the initial clinical trials within 3 to 5 months.

Our plan of operations for the next twelve months will depend on the results of our initial clinical trials and the conclusion of the clinical trial report. If the clinical trial report concludes that our clinical trials are not successful, we will be obligated to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties. If the clinical trial report concludes that our clinical trials are successful, we will be required to raise $1,000,000 within 120 days from the date the clinical trial report is delivered to us. Otherwise, we will need to return the intellectual property covered by provisional patent application No. 60/718716 to Hadasit without any representations or warranties.

We also plan to complete and file a regular patent application with the U.S. Patent and Trademark Office covering the intellectual property covered by the provisional patent application No. 60/716718 before it expires on September 6, 2006. We intend to employ professional service providers to assist us in the completion and filing of the regular patent application. We anticipate that the cost of such services may be approximately $5,000.

We believe we will need approximately $1,000,000 for the next twelve months to cover the costs of our initial clinical trials and related expenses, prepare our patent application and conduct the operations of the company.

We do not plan to purchase a plant or any significant equipment in the next twelve months.

Liquidity and Capital Resources

As of November 30, 2005, we had no cash and $49,795 in current liabilities. The current liabilities primarily consisted of due payable to a shareholder in the amount of $45,797.

We have suffered recurring losses. The continuation of our company as a going concern is dependent upon us attaining and maintaining profitable operations and raising additional capital. Management's plan in this regard is to raise additional capital through future equity offerings.

Pursuant to the purchase and sale agreement for the provisional patent application No. 60/718716, we are obligated to raise $1,000,000 through a private placement of units of our securities to ensure that we can conduct further research and development of our potential oral insulin product. We anticipate that each unit of the securities will comprise one share of our common stock and one share purchase warrant. The purchase price of the unit will be determined at a reasonable discount to the prevailing market price of our securities at the time.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, the audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engages in trading activities involving non-exchange traded contracts.

Description of Property

We own, through our subsidiary, a 100% interest in the Saucy and Salsa mineral claims, which provides us with the right to explore for and extract minerals. We do not own any real property rights in the Saucy or Salsa mineral claims or in any other property. We do not plan to renew our mineral rights in the mineral claims when they expire.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 8, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, nominee and named executive officer of our company and our wholly-owned operating subsidiary, and by the directors and executive officers of our company as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)
Zeev Bronfeld 6 Uri St. Tel-Aviv, Israel	6,158,517	14.9%
Hadassit Medical Research Services and Development Ltd. Floor 2 1/2, Mother & Child Center, Hadassah Ein Karem, P.O. Box 12000, Jerusaleum 91120, Israel	4,141,532	9.98%
Nadav Kidron 2 Elza St. Jerusalem, Israel	10,371,735	25%
Directors and Officers (as a group)	10,371,735	25%

(1) Regulation S-B under the Exchange Act, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 6, 2006.

(2) Based upon 41,456,779 issued and outstanding shares of common stock as of March 6, 2006.

Directors and Executive Officers

The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Miriam Kidron(1)	Director	66	March 8, 2006
Nadav Kiron(1)	Director, CEO and President	32	March 8, 2006

Name	Position Held with the Company	Age	Date First Elected or Appointed
Hanoch Bar-On	Director	72	March 8, 2006

(1) Miriam Kidron is Nadav Kidron’s mother.

Dr. Miriam Kidron

Dr. Miriam Kidron is a pharmacologist and a biochemist with a Ph. D. in biochemistry. From 1990 to the present time, she has been an investigator in the Diabetes Unit at Hadassah University Hospital in Jerusalem, Israel. She has no prior experience in working for public companies.

Nadav Kidron

Nadav Kidron is a managing director at the Institute of Advanced Jewish Studies – Bar Ilan University. From 2001 - 2003, he was a lawyer intern at with Wine Mishaiker and Erenstof Law Offices in Jerusalem, Israel. Mr. Kidron obtained his LLB from the Bar – Ilan University and is currently enrolled in the International MBA program at the Bar – Ilan University. He has no prior experience in working for public companies.

Hanoch Bar-On

Dr. Hanoch Bar-On is a medical doctor. He retired in 2002. From 200 to October 2002, he was the acting chairman of the Division of Medicine at the Hebrew University Hadassah Medical Center. He has no prior experience in working for public companies.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the Articles of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as

“independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors collectively is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committee can be adequately performed by our board of directors as a whole. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. We are not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding common stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of the fiscal year of our successor company ended August 31, 2005 and the interim period to the date of this report, except for the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Nadav Kidon(1)	1	1	Nil
Zeev Bronfeld(1)	1	1	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Statement of Changes in Beneficial Ownership.

Executive Compensation

No executive officer of our company or our subsidiary received annual salary and bonus in excess of $100,000 for our company’s prior fiscal year before the reverse acquisition of our company ended August 31, 2005, 2004 and 2003. During such time we did not pay any salaries or bonuses to any of our executive officers. As of the date of this current report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control.

SUMMARY COMPENSATION TABLE
Name And Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compen- Sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Randy White(1) President and Sole Director	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Randy White resigned from all positions as director and officer of our company effective March 8, 2006.

Outstanding Stock Options

We do not have any stock options outstanding.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through August 31, 2005.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
Name	Number of Securities Underlying Options/SARs Granted (#)	Individual Grants		Expiration Date
		% of Total Options/ SARs Granted to Employees in Fiscal Year (#)	Exercise Price Per Share ($)
Randy White(1)	Nil	Nil	Nil	N/A

(1) Randy White resigned from all positions as director and officer of our company effective March 8, 2006.

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of August 31, 2005. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of August 31, 2005 and the exercise price of the individual’s options. During the year ended August 31, 2005, no named Executive Officer exercised options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the -Money Options/SARs at FY- end
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Randy White(1)	Nil	Nil	Nil	Nil	Nil	Nil

(1) Randy White resigned from all positions as director and officer of our company effective March 8, 2006.

Compensation Arrangements

We do not pay to our directors any compensation for serving as a director on our board of directors.

We conduct our business through agreements with consultants. Currently, we have an agreement with on of our directors, Dr. Miriam Kidron, for the provision of her services as a part-time consultant for no compensation until the clinical trials are completed and a report of the trials has been delivered to the board. For more information concerning this consultant agreement, please see the agreement itself, which is attached as an exhibit to this form.

Employment Contracts, Termination of Employment and Change In Control Arrangements

We have not entered into any employment agreements with our officers and directors and have paid no compensation to them.

Stock Option Plan

Currently, our company does not have a stock option plan in favour of any director, officer, consultant or employee of our company.

Director’s Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Family Relationships

Dr. Miriam Kidron is Mr. Nadav Kidron’s mother. Other than that, none of the directors or officers of our company are related by blood or marriage.

Certain Relationships and Related Transactions

Other than as disclosed below, during the last two years we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

On March 3, 2006, we completed the purchase of U.S. provisional patent application 60/718716, including related intellectual property, from Hadasit. The patent application relates to a method of preparing insulin so that it may be taken orally for use in the treatment of people with diabetes. The agreement provides that Hadasit will provide consulting services to us so that clinical trials, including a full report, may be conducted. We have agreed to provide $200,000 for the conduct of those consulting services. We will pay the $200,000 to Hadasit if the Company chooses to obtain such services from Hadasit. We have also agreed to secure proper conditions for the future development of the patent application product. To obtain the money to do so, we promise to sell at least $1,000,000 units of the common stock of our company. The patent application is a provisional application that expires on September 6, 2006.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the name “Iguana Ventures Ltd.” under the symbol, IGVL, on March 8, 2004. However, the first trade did not occur until June 14, 2004 after we commenced quotation under the name “Integrated Security Technologies, Inc.” under the symbol, ISTG.

Our shares became ineligible for quotation on the OTC Bulletin Board on October 14, 2004 but remained eligible for quotation on the Pink Sheets. Our common stock became eligible again for quotation on the OTC Bulletin Board on November 16, 2005. Accordingly, our shares are currently quoted both on the OTC Bulletin Board and the Pink Sheets under the symbol ISTG.

The following quotations reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

Quarter Ended	High(2)	Low
June 14, 2004(1)	$1.09	$1.09
August 31, 2004	$1.01	$.055
November 30, 2004	$1.01	$1.01
February 28, 2005	$0.30	$0.30
May 31 , 2005	$0.30	$0.30
August 31, 2005	$0.30	$0.30
November 30, 2005	$0.30	$0.30
February 28, 2006	$0.51	$0.51

(1) On June 14, 2004, our common stock began trading on the OTC Bulletin Board and Pink Sheets.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119 phone: 702.361.3033, Fax 702.433.1979. On March 6, 2006 the shareholders’ list of our common shares showed 35 registered shareholders and 41,456,779 shares outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

Legal Proceedings

As of March 8, 2006, we know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company’s directors, proposed directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company’s interest.

Changes in and Disagreements with Accountants

Malone & Bailey, PC, Certified Public Accountants, has been engaged as the principal independent accountants. There has been no change in our certifying accountant for the past two most recent fiscal years or interim period.

Indemnification of Directors And Officers

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

•	reasonably believed that their conduct was in or not opposed to our company’s best interests; or

•	with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted them self in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	by independent legal counsel in a written opinion; or

•	by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 5.01 Changes in Control of the Registrant

In a private placement closed on February 6, 2006, Mr. Nadav Kidron subscribed for 10,371,735 shares of our common stock and Mr. Zeev Bronfeld subscribed for 6,158,517 shares of our common stock. Based upon 41,456,779 shares of our common stock currently issued and outstanding, Mr. Kidron owns approximately 25% and Mr. Bronfeld owns 14.9% of the total issued and outstanding shares of our common stock.

Item 9.01 Financial Statements and Exhibits.

99.1	Patent Application Purchase Agreement, dated February 17, 2006 (incorporated by reference from our Form 8-K filed on February 17, 2006)

99.2	Assignment, dated March 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY TECHNOLOGIES, INC.

By: /s/ Nadav Kidron

Nadav Kidron
CEO, President and Director
Date: March 12, 2006